Exhibit 99.1
FLEETCOR Reports Second Quarter 2023 Financial Results

Atlanta, GA, August 8, 2023 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its second quarter ended June 30, 2023.

“Our second quarter results were solid with 10% revenue growth, 20% sales growth and 11% EBITDA growth,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We are raising our 2023 guidance to reflect our second quarter beat. We are progressing with our strategic review and a range of options are on the table.”
Financial Results for Second Quarter of 2023:
GAAP Results
•Revenues increased 10% to $948.2 million in the second quarter of 2023, compared to $861.3 million in the second quarter of 2022.
•Net income decreased 9% to $239.7 million in the second quarter of 2023, compared to $262.2 million in the second quarter of 2022, largely due to $65 million in higher interest expense over the second quarter of 2022.
•Net income per diluted share decreased 5% to $3.20 in the second quarter of 2023, compared to $3.35 per diluted share in the second quarter of 2022, largely due to higher interest expense.
Non-GAAP Results1
•EBITDA1 increased 11% to $497.1 million in the second quarter of 2023, compared to $448.9 million in the second quarter of 2022.
•Adjusted net income1 decreased 4% to $314.3 million in the second quarter of 2023, compared to $326.1 million in the second quarter of 2022, largely due to lower fuel prices and higher net interest expense.
•Adjusted net income per diluted share1 increased 1% to $4.19 in the second quarter of 2023, compared to $4.17 per diluted share in the second quarter of 2022.

“Our second quarter results came in ahead of the expectations we provided in May, for both revenue and adjusted net income per share,” said Tom Panther, chief financial officer, FLEETCOR Technologies, Inc.
Updated Fiscal Year 2023 Outlook:

“The outlook for the second half of the year remains in-line with our expectations as we expect the fundamental trends from the first half of the year to continue. We expect solid growth in the second half of 2023 as we lap the interest and credit overhangs from last year and our organic revenue growth continues,” concluded Panther.
For fiscal year 2023, FLEETCOR Technologies, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $3,836 million and $3,860 million;
•Net income between $1,006 million and $1,028 million;
•Net income per diluted share between $13.42 and $13.68;
•Adjusted net income between $1,281 million and $1,303 million; and
•Adjusted net income per diluted share between $17.09 and $17.35.
FLEETCOR’s guidance assumptions are as follows:
For the balance of the year:
•Weighted average U.S. fuel prices of $3.66 per gallon;
•Market fuel spreads to decline compared to the second half of 2022 average; and
•Foreign exchange rates equal to the monthly average for July 2023.
For the full year:
•Interest expense between $330 million and $340 million;
•Approximately 75 million fully diluted shares outstanding;
•A tax rate of 26% to 27%; and
•No impact related to acquisitions and dispositions not already closed.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 and 6 attached. Additional supplemental data is provided in Exhibits 2-5. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Third Quarter of 2023 Outlook:
The Company currently expects third quarter revenues between $980 million and $1 billion, and adjusted net income per diluted share between $4.44 and $4.64.

Interest Rate Swaps:

In August 2023, the Company entered into $2.0 billion of interest rate swaps, with an average term of three and a half years and average fixed rate of 4.30%, to reduce the variability of interest payments on our floating rate debt. The combination of these swaps, along with existing swaps, helps to manage interest rate risk on approximately 60% of floating rate debt in our Credit Facility.
Conference Call:
The Company will host a conference call to discuss second quarter 2023 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 34263350. The replay will be available until August 15, 2023. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan and portfolio review; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the impact of the conflict between Russia and Ukraine on our business and operations, the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, investment loss/gain and other operating, net.

Management uses adjusted net income, adjusted net income per diluted share, organic revenue growth and EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.
About FLEETCOR®
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than 150 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.
Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenues, net	$948,174	$861,278	10%	$1,849,507	$1,650,519	12%
Expenses:
Processing	205,265	185,588	11%	410,232	359,782	14%
Selling	86,412	79,324	9%	168,004	156,213	8%
General and administrative	159,356	147,446	8%	314,040	290,968	8%
Depreciation and amortization	83,676	78,474	7%	167,908	155,276	8%
Other operating, net	815	(34)	NM	1,478	79	NM
Total operating expense	535,524	490,798	9%	1,061,662	962,318	10%
Operating income	412,650	370,480	11%	787,845	688,201	14%
Other expenses:
Investment loss (gain)	18	193	NM	(172)	345	NM
Other (income) expense, net	(2,424)	3,564	NM	(1,678)	4,433	NM
Interest expense, net	88,486	23,070	284%	168,281	45,100	273%
Total other expense	86,080	26,827	221%	166,431	49,878	234%
Income before income taxes	326,570	343,653	(5)%	621,414	638,323	(3)%
Provision for income taxes	86,868	81,482	7%	166,877	158,200	5%
Net income	$239,702	$262,171	(9)%	$454,537	$480,123	(5)%
Basic earnings per share	$3.24	$3.42	(5)%	$6.17	$6.22	(1)%
Diluted earnings per share	$3.20	$3.35	(5)%	$6.08	$6.10	—%
Weighted average shares outstanding:
Basic shares	73,887	76,769		73,705	77,250
Diluted shares	75,001	78,239		74,763	78,762

NM- Not Meaningful

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,254,243	$1,435,163
Restricted cash	1,456,992	854,017
Accounts and other receivables (less allowance)	2,460,650	2,064,745
Securitized accounts receivable — restricted for securitization investors	1,248,000	1,287,000
Prepaid expenses and other current assets	503,684	465,227
Total current assets	6,923,569	6,106,152
Property and equipment, net	329,146	294,692
Goodwill	5,473,603	5,201,435
Other intangibles, net	2,107,081	2,130,974
Investments	69,721	74,281
Other assets	275,533	281,726
Total assets	$15,178,653	$14,089,260
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,679,702	$1,568,942
Accrued expenses	392,652	351,936
Customer deposits	2,013,236	1,505,004
Securitization facility	1,248,000	1,287,000
Current portion of notes payable and lines of credit	823,231	1,027,056
Other current liabilities	279,069	303,517
Total current liabilities	6,435,890	6,043,455
Notes payable and other obligations, less current portion	4,678,258	4,722,838
Deferred income taxes	538,832	527,465
Other noncurrent liabilities	262,237	254,009
Total noncurrent liabilities	5,479,327	5,504,312
Commitments and contingencies
Stockholders’ equity:
Common stock	128	128
Additional paid-in capital	3,176,562	3,049,570
Retained earnings	7,665,306	7,210,769
Accumulated other comprehensive loss	(1,357,263)	(1,509,650)
Treasury stock	(6,221,297)	(6,209,324)
Total stockholders’ equity	3,263,436	2,541,493
Total liabilities and stockholders’ equity	$15,178,653	$14,089,260

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income	$454,537	$480,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	53,739	43,783
Stock-based compensation	60,844	66,648
Provision for credit losses on accounts and other receivables	74,418	52,704
Amortization of deferred financing costs and discounts	3,574	4,131
Amortization of intangible assets and premium on receivables	114,169	111,493
Loss on extinguishment of debt	—	1,934
Deferred income taxes	(11,799)	(10,864)
Investment gain	(172)	345
Other	1,478	80
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(365,572)	(1,225,705)
Prepaid expenses and other current assets	78,035	(13,088)
Derivative assets and liabilities, net	(14,611)	20,576
Other assets	29,397	(1,283)
Accounts payable, accrued expenses and customer deposits	348,643	510,976
Net cash provided by operating activities	826,680	41,853
Investing activities
Acquisitions, net of cash acquired	(126,694)	(33,744)
Purchases of property and equipment	(78,922)	(66,629)
Other	4,401	—
Net cash used in investing activities	(201,215)	(100,373)
Financing activities
Proceeds from issuance of common stock	66,148	18,837
Repurchase of common stock	(11,973)	(795,302)
Borrowings on securitization facility, net	(39,000)	482,000
Deferred financing costs paid and debt discount	—	(337)
Proceeds from issuance of notes payable	—	3,000,000
Principal payments on notes payable	(47,000)	(2,777,000)
Borrowings from revolver	4,351,000	1,550,000
Payments on revolver	(4,817,000)	(1,356,000)
Borrowings on swing line of credit, net	255,750	194
Other	264	—
Net cash (used in) provided by financing activities	(241,811)	122,392
Effect of foreign currency exchange rates on cash	38,401	41,866
Net increase in cash and cash equivalents and restricted cash	422,055	105,738
Cash and cash equivalents and restricted cash, beginning of period	2,289,180	2,250,695
Cash and cash equivalents and restricted cash, end of period	$2,711,235	$2,356,433
Supplemental cash flow information
Cash paid for interest, net	$215,850	$73,323
Cash paid for income taxes, net	$238,769	$215,653

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$239,702	$262,171	$454,537	$480,123

Stock based compensation	34,748	34,017	60,844	66,648
Amortization[1]	57,704	57,994	117,743	115,624
Integration and deal related costs	9,580	2,957	15,465	9,210
Legal settlements/litigation	140	1,467	484	1,902
Restructuring, related and other[2] costs	(595)	763	703	763
Loss on extinguishment of debt	—	1,934	—	1,934
Total pre-tax adjustments	101,577	99,132	195,239	196,081
Income taxes	(27,020)	(35,164)	(52,436)	(60,405)
Adjusted net income	$314,259	$326,139	$597,340	$615,799
Adjusted net income per diluted share	$4.19	$4.17	$7.99	$7.82

Diluted shares	75,001	78,239	74,763	78,762

[1] Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes impact of foreign currency transactions; prior amounts were not material ($1.8 million) for recast.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended June 30,				Three Months Ended June 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
FLEET
'- Revenues, net	$382.6	$377.4	$5.2	1%	$399.9	$378.9	$21.0	6%
'- Transactions	124.0	122.5	1.5	1%	124.0	122.9	1.0	1%
'- Revenues, net per transaction	$3.09	$3.08	$0.01	—%	$3.23	$3.08	$0.14	5%
CORPORATE PAYMENTS
'- Revenues, net	$247.0	$189.7	$57.3	30%	$249.9	$204.6	$45.3	22%
'- Spend volume	36,041	28,836	7,205	25%	36,041	31,251	4,789	15%
'- Revenues, net per spend $	0.69%	0.66%	0.03%	4%	0.69%	0.65%	0.04%	6%
LODGING
'- Revenues, net	$136.6	$116.9	$19.7	17%	$136.7	$119.5	$17.2	14%
'- Room nights	9.3	9.5	(0.2)	(2)%	9.3	9.7	(0.4)	(4)%
'- Revenues, net per room night	$14.65	$12.30	$2.35	19%	$14.67	$12.35	$2.32	19%
BRAZIL
'- Revenues, net	$126.1	$111.8	$14.3	13%	$128.6	$111.8	$16.8	15%
'- Tags (average monthly)	6.6	6.1	0.4	7%	6.6	6.1	0.4	7%
'- Revenues, net per tag	$19.21	$18.22	$0.99	5%	$19.59	$18.22	$1.37	8%
OTHER[1]
'- Revenues, net	$56.0	$65.5	$(9.5)	(15)%	$56.2	$65.5	$(9.3)	(14)%
'- Transactions	269.8	287.5	(17.7)	(6)%	269.8	287.5	(17.7)	(6)%
'- Revenues, net per transaction	$0.21	$0.23	$(0.02)	(9)%	$0.21	$0.23	$(0.02)	(8)%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$948.2	$861.3	$86.9	10%	$971.3	$880.3	$91.0	10%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2023	%	2022	%	2023	%	2022	%
US	$535	56%	$528	61%	$1,048	57%	$999	61%
Brazil	126	13%	112	13%	248	13%	214	13%
UK	111	12%	93	11%	219	12%	188	11%
Other	176	19%	128	15%	334	18%	249	15%
Consolidated Revenues, net	$948	100%	$861	100%	$1,850	100%	$1,651	100%
*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended June 30,				Six Months Ended June 30,
	2023	%	2022	%	2023	%	2022	%
Fleet	$383	40%	$377	44%	$755	41%	$729	44%
Corporate Payments	247	26%	190	22%	474	26%	373	23%
Lodging	137	14%	117	14%	259	14%	211	13%
Brazil	126	13%	112	13%	248	13%	214	13%
Other	56	6%	65	8%	113	6%	122	7%
Consolidated Revenues, net	$948	100%	$861	100%	$1,850	195%	$1,651	100%

*Columns may not calculate due to rounding. Segment and solutions reporting have converged to be the same.

Exhibit 4
Segment Results*
(In thousands)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023[1]	2022	% Change	2023[1]	2022	% Change
Revenues, net:
Fleet	$382,609	$377,361	1%	$755,321	$728,954	4%
Corporate Payments	246,952	189,699	30%	474,158	373,467	27%
Lodging	136,564	116,900	17%	258,898	211,476	22%
Brazil	126,081	111,825	13%	247,825	214,362	16%
Other[1]	55,968	65,493	(15)%	113,305	122,260	(7)%
	$948,174	$861,278	10%	$1,849,507	$1,650,519	12%
Operating income:
Fleet	$183,657	$186,790	(2)%	$357,189	$354,635	1%
Corporate Payments	91,755	65,859	39%	167,268	124,066	35%
Lodging	68,246	58,559	17%	122,809	98,339	25%
Brazil	52,802	41,617	27%	107,619	78,945	36%
Other[1]	16,190	17,655	(8)%	32,960	32,216	2%
	$412,650	$370,480	11%	$787,845	$688,201	14%
Depreciation and amortization:
Fleet	$35,906	$34,927	3%	$70,992	$69,634	2%
Corporate Payments	18,277	16,724	9%	39,148	33,072	18%
Lodging	11,661	10,321	13%	23,059	20,855	11%
Brazil	15,522	14,288	9%	30,075	27,409	10%
Other[1]	2,310	2,214	4%	4,634	4,306	8%
	$83,676	$78,474	7%	$167,908	$155,276	8%
Capital expenditures:
Fleet	$20,734	$18,447	12%	$37,865	$34,237	11%
Corporate Payments	7,471	5,158	45%	15,266	9,646	58%
Lodging	3,496	2,067	69%	6,873	3,759	83%
Brazil	8,642	7,620	13%	15,530	13,598	14%
Other[1]	1,842	1,950	(6)%	3,388	5,389	(37)%
	$42,185	$35,242	20%	$78,922	$66,629	18%

[1]Other includes Gift and Payroll Card operating segments.
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2023*	2022*	2023*	2022*
FLEET - TRANSACTIONS
Pro forma and macro adjusted	$399.9	$378.9	124.0	122.9
Impact of acquisitions/dispositions	—	(1.5)	—	(0.5)
Impact of fuel prices/spread	(12.5)	—	—	—
Impact of foreign exchange rates	(4.8)	—	—	—
As reported	$382.6	$377.4	124.0	122.5
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$249.9	$204.6	$36,041	$31,251
Impact of acquisitions/dispositions	—	(14.9)	—	(2,416)
Impact of fuel prices/spread	(0.4)	—	—	—
Impact of foreign exchange rates	(2.5)	—	—	—
As reported	$247.0	$189.7	$36,041	$28,836
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$136.7	$119.5	9.3	9.7
Impact of acquisitions/dispositions	—	(2.6)	—	(0.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.1)	—	—	—
As reported	$136.6	$116.9	9.3	9.5
BRAZIL - TAGS
Pro forma and macro adjusted	$128.6	$111.8	6.6	6.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	(1.4)	—	—	—
Impact of foreign exchange rates	(1.1)	—	—	—
As reported	$126.1	$111.8	6.6	6.1
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$56.2	$65.5	269.8	287.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.3)	—	—	—
As reported	$56.0	$65.5	269.8	287.5
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$971.3	$880.3	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(19.1)
Impact of fuel prices/spread[2]	(14.4)	—
Impact of foreign exchange rates[2]	(8.8)	—
As reported	$948.2	$861.3

* Columns may not calculate due to rounding.
[1]Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect an estimated $20 million negative impact from fuel prices as well as approximately $9 million negative impact of movements in foreign exchange rates, partially offset by the positive impact of fuel price spreads of approximately $6 million.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to net income.*

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$239.7	$262.2	$454.5	$480.1
Provision for income taxes	86.9	81.5	166.9	158.2
Interest expense, net	88.5	23.1	168.3	45.1
Other (income) expense	(2.4)	3.6	(1.7)	4.4
Investment loss (income)	—	0.2	(0.2)	0.3
Depreciation and amortization	83.7	78.5	167.9	155.3
Other operating, net	0.8	—	1.5	0.1
EBITDA	$497.1	$448.9	$957.2	$843.6

Revenues, net	$948.2	$861.3	$1,849.5	$1,650.5
EBITDA margin	52.4%	52.1%	51.8%	51.1%

* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the third quarter 2023 and full year 2023 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q3 2023 GUIDANCE
	Low*	High*
Net income	$266	$282
Net income per diluted share	$3.54	$3.74

Stock based compensation	30	30
Amortization	58	58
Other	4	4
Total pre-tax adjustments	92	92
Income taxes	25	25
Adjusted net income	$333	$349
Adjusted net income per diluted share	$4.44	$4.64
Diluted shares	75	75

	2023 GUIDANCE
	Low*	High*
Net income	$1,006	$1,028
Net income per diluted share	$13.42	$13.68

Stock based compensation	120	120
Amortization	233	233
Other	24	24
Total pre-tax adjustments	377	377
Income taxes	101	101
Adjusted net income	$1,281	$1,303
Adjusted net income per diluted share	$17.09	$17.35
Diluted shares	75	75

*Includes the results of our Russian business. Assuming August 2023 sale of our Russian business, we expect revenues to be $45 million to $55 million lower, resulting in a $0.25 to $0.35 decline in adjusted net income per diluted share, based on using the sales proceeds for share buybacks over the remainder of the year. Columns may not calculate due to rounding.